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                                                                    EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of OMNI Energy Services Corp. on Forms S-8 (No. 333-110198, No. 333-49409, No. 333-80973, No. 333-35816 and No. 333-69436), pertaining to the incentive plans of OMNI Energy Services Corp., of our report dated April 4, 2005, appearing in the Annual Report on Form 10K of OMNI Energy Services Corp. for the year ended December 31, 2004.


/s/  Pannell Kerr Forster of Texas, P.C.


Houston, Texas
April 4, 2005